   As filed with the Securities and Exchange Commission On November 30, 2000
                          Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CIRCUIT RESEARCH LABS, INC.
             (Exact name of registrant as specified in its charter)

      Arizona                                          86-0344671
(State of Incorporation)                 (I.R.S. Employer Identification No.)


                             2522 West Geneva Drive
                              Tempe, Arizona 85282
                    (Address of Principal Executive Offices)

                           Circuit Research Labs, Inc.
                              CJB Stock Option Plan
                              (Full Title of Plan)
                             Charles J. Brentlinger
                      President and Chief Executive Officer
                           Circuit Research Labs, Inc.
                             2522 West Geneva Drive
                              Tempe, Arizona 85282
                     (Name and Address of Agent for Service)
                                 (602) 438-0888
          (Telephone Number, Including Area Code of Agent for Service)

                                    Copy to:
                           Joseph P. Richardson, Esq.
                                 Bryan Cave LLP
                      Two North Central Avenue, Suite 2200
                           Phoenix, Arizona 85004-4406



                                          CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                              Amount        Proposed Maximum      Proposed Maximum       Amount of
          Title of Securities                 to be          Offering Price      Aggregate Offering    Registration
           to be Registered                 Registered          Per Share               Price               Fee
-----------------------------------------------------------------------------------------------------------------------
CJB Stock Option Plan,
Common Stock, $0.10 par value                1,182,500            $1.25            $1,478,125(1)           $391
======================================================================================================================

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item  1.          Plan Information

                  The document(s) containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
         Section 10(a) of the Securities Act.

Item  2.          Registrant Information and Employee Plan Annual Information

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Circuit Research Labs, Inc. CJB Stock Option Plan and its administrators are available without charge by contacting:

                              Shareholder Services

                           Circuit Research Labs, Inc.

                             2522 West Geneva Drive

                              Tempe, Arizona 85282

                                 (602) 438-0888

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  This Registration Statement relates to 1,182,500 shares of Common Stock, par value $0.10, of Circuit Research Labs, Inc. (the "Registrant" or "Company") being registered for use under the Registrant's CJB Stock Option Plan, as amended (the "Plan").

Item 3.           Incorporation of Documents by Reference.

                  The following documents, which have been filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

                  (a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 1999, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

                  (c) The description of the Registrant's Common Stock, which is contained in a Registration Statement of the Registrant filed on Form S-18 which was effective October 14, 1983.

                  All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interest of Named Experts and Counsel.

                  None.

Item 6.  Indemnification of Directors and Officers.

                  Article 11 of the Registrant's articles of incorporation provides that the Registrant's directors will not be personally liable to the Registrant or its stockholders for monetary damages arising from breach of the fiduciary duties as directors, provided however, that liability shall exist for the following:

         - any breach of the director's duty of loyalty to the Registrant or its stockholders;

         - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

         - authorization of unlawful payments of dividends or other distributions of the Registrant's capital stock or unlawful purchases of its capital stock;

         - any transaction from which the director derives an improper personal benefit; or

         - any violation of Arizona law governing directors' conflicting interest transactions.

                  This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

                  Sections 10-852 and 10-856 of the Arizona Business Corporation Act (the "ABCA") require an Arizona corporation, unless limited by its articles of incorporation, to indemnify an officer or director who has prevailed, on the merits or otherwise, in defending any proceeding brought against the officer or director because such person is or was an officer or director of the corporation. The corporation must indemnify the officer or director for reasonable expenses, including attorneys' fees and all other costs and expenses reasonably related to a proceeding. A "proceeding" includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

                  Section 10-851 of the ABCA permits an Arizona corporation to indemnify an officer or director made a party to a proceeding because such person is or was an officer or director of the corporation. The corporation may indemnify the officer or director against liability incurred in the proceeding if all of the following conditions exist:

         -        the officer or director's conduct was in good faith;

         - the officer or director reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation, or, where the conduct was in an official corporate capacity, that the conduct was in the best interests of the corporation; and

         - in the case of criminal proceedings, the officer or director had no reasonable cause to believe that the conduct was unlawful.

Before discretionary indemnification under section 10-851 may be awarded to a director, the corporation must determine that it is permissible under the circumstances. This determination may be made either:

         - by majority vote of the directors not parties to the proceeding;

         - by special legal counsel selected by majority vote of the disinterested directors, or by majority vote of the board if there are no disinterested directors; or

         - by the stockholders (but shares owned by or voted under the control of directors who are parties to the proceeding are not to be voted).

                  Section 10-854 of the ABCA permits a director of an Arizona corporation who is a party to a proceeding, unless the articles of incorporation provide otherwise, to apply to a court of competent jurisdiction for indemnification or for an advance of expenses. The court may order indemnification or an advance if it determines that indemnification is fair and reasonable, even if the director did not meet the prescribed standard of conduct described in section 10-851.


Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.                  Exhibits.

Exhibit Number           Documents

4.1 Circuit Research Labs, Inc. CJB Stock Option Plan (incorporated by reference to Exhibit A of Schedule 13D filed with the Commission on July 7, 1999 (File No. 005-56483))

5.1 Opinion of Bryan Cave LLP as to legality of securities being registered

23.1                    Consent of Deloitte & Touche LLP

23.2                    Consent of Bryan Cave LLP (included in Exhibit 5.1)

23.3                    Consent of Deloitte & Touche LLP

24.1 Power of Attorney (included on signature pages of this Registration Statement)

Item 9.    Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement:

                                  provided however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                                  Section 13 or Section 15(d) of the Exchange
                                  Act that are incorporated by reference in this registration statement;

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on November 29, 2000.

                                         CIRCUIT RESEARCH LABS, INC.


                                           By:/s/ Charles Jayson Brentlinger
                                              _________________________________
                                              Charles Jayson Brentlinger
                                               President
                                               Chairman of the Board and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Jayson Brentlinger and James J. Seemiller and any of them (with full power to each of them to act alone), as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and any other documents and instruments incidental thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other government or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date set forth opposite their names.

  Signature                                                     Title                            Date
  _________                                                     _____                            ____
/s/ Charles Jayson Brentlinger
____________________________                         President, Chairman of the
                                                     Board                                      November 29, 2000
Charles Jayson Brentlinger                           and Chief Executive Officer

/s/ Gary D. Clarkson
____________________________                         Secretary, Vice President,                 November 29, 2000
Gary D. Clarkson                                     Treasurer and General Manager

/s/ Phillip T. Zeni
____________________________                         Director                                   November 29, 2000
Phillip T. Zeni

/s/ Carl E. Matthusen
____________________________                         Director                                   November 29, 2000
Carl E. Matthusen

/s/ James J. Seemiller
____________________________                         Chief Financial Officer (Principal         November 29, 2000
James J. Seemiller                                   Accounting Officer)

                                  Exhibit Index



Exhibit Number           Documents

4.1 Circuit Research Labs, Inc. CJB Stock Option Plan (incorporated by reference to Exhibit A of Schedule 13D filed with the Commission on July 7, 1999 (File No. 005-56483))

5.1 Opinion of Bryan Cave LLP as to legality of securities being registered

23.1             Consent of Deloitte & Touche LLP

23.2             Consent of Bryan Cave LLP (included in Exhibit 5.1)

23.3             Consent of Deloitte & Touche LLP

24.1 Power of Attorney (included on signature pages of this Registration Statement)